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                                                                   Exhibit 10.44

                     COLLATERAL ASSIGNMENT AND ACCEPTANCE OF
                               SPLIT DOLLAR POLICY

This ASSIGNMENT AND ACCEPTANCE is made effective [           ], by [           ]
(the "Executive") to Filene's Basement Corp. (the "Employer"), its successors and assigns.

1.    The subject of this Assignment and Acceptance is a certain life insurance
      policy, No. [           ] (the "Policy"), issued by AETNA LIFE INSURANCE
      COMPANY ("Insurer").

2.    The Policy is subject to an Executive Split Dollar Life Insurance
      Agreement (the "Agreement"), dated [           ], between the Employer and
      the Executive. The Agreement was created to assist the Executive with his or her personal life insurance program as an employee benefit for a valued key employee. Such Agreement is hereby incorporated into and made a part of this Assignment and Acceptance by reference.

3. Subject to the Agreement and the further terms and provisions of this Assignment and Acceptance, the Executive hereby assigns, transfers and sets over to the Employer and the Employer hereby accepts and acknowledges receipt of the specific, limited right to receive Part One of the Policy, as defined in the Agreement, upon lapse, surrender, maturity or other termination of the Policy.

4. This Assignment and Acceptance is made and the Policy is held as collateral security for the collection by the Employer of the Refund Right described in paragraph 3.2 of the Agreement under the terms of the Agreement.

5.    Prior to termination of the Agreement, the Employer shall not

      (a)   surrender the Policy for cancellation; or

      (b) except as provided in the Agreement, assign its interest hereunder to any person other than to the Executive or to such other person as the Executive may direct; and

      (c) take any other action with respect to the Policy that would adversely affect the interests of the Executive in the Policy or impair the payment of the death proceeds or cash value in excess of Employer's interest in the Policy.

      Notwithstanding any provisions of this Assignment and Acceptance to the contrary, the Employer shall, when its interest has been satisfied, release this Assignment and Acceptance or reassign its interest in the Policy to the Executive or the Executive's successors or assigns.


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6.    Except as specifically provided herein or in the Agreement, the Executive shall retain and possess all other incidents of ownership in the Policy, including, but not limited to

      (a) the right to cancel or surrender the Policy for its cash surrender value, if any;

      (b) the right to designate and change the beneficiary of the death proceeds on the Policy; and

      (c) the right to elect and exercise any optional mode of settlement permitted by the Policy.

7. The Insurer shall have no duty or obligation to inquire into or investigate the reason or validity of the request of the Employer or its assignee to exercise any of its rights hereunder; provided that nothing herein shall permit the Insurer to pay more than Part One of the Policy to the Employer. The Insurer shall be fully protected in recognizing a request by the Executive to exercise any right of ownership, whether or not the Employer has notice of such request including, but not limited to, the right to surrender the Policy.

8. Upon request, the Employer, or if the Employer has assigned its rights pursuant to Section 4.1 of the Agreement, the Employer's assignee shall forward the Policy to the Insurer for endorsement of any designation or change of the Policy beneficiary, or any election of an optional plan for payment of the proceeds. The Employer or its assignee shall forward the Policy for these purposes without unreasonable delay.

9. The exercise of any right given herein to the Employer, or retained by the Executive, shall be solely at the option of each party respectively and shall not require notice or consent of one party to the other.

10. The Employer shall release and reassign all of its specific rights in the Policy transferred by this Assignment and Acceptance upon receipt of payment or performance of the Refund Right without unreasonable delay.


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11.   The Insurer is not a party to the Agreement or to this Assignment and
      Acceptance.

IN WITNESS WHEREOF, the Executive and the Employer have executed this Assignment and Acceptance on the day and year above stated.

Witness:



--------------------------------------     -----------------------------------
Name:

                                           FILENE'S BASEMENT CORP.


Attest:                                    By:
        -----------------------------          -------------------------------
        Name:                             Name:
        Title:                            Title:

[seal]


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